SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant  |X|
    Filed by a party other than the registrant  | |

    Check the appropriate box:
    | | Preliminary proxy statement
    | | Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    |X| Definitive proxy statement
    | | Definitive additional materials
    | | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PUBLIC STORAGE, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

                 ______________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    |X| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            ___________________________________

        (2) Aggregate number of securities to which transaction applies:
            ___________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
            ___________________________________

        (4) Proposed maximum aggregate value of transaction:
            ___________________________________

        (5) Total fee paid:
            ___________________________________

    | | Fee paid previously with preliminary materials.

    | | Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:
            ___________________________________

        (2) Form, schedule or registration statement no.:
            ___________________________________

        (3) Filing party:
            ___________________________________

        (4) Date filed:
            ___________________________________

                              PUBLIC STORAGE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 1, 2000

        The Annual Meeting of Shareholders of Public Storage, Inc., a California corporation, will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California, on May 1, 2000, at the hour of 1:00 p.m. Los Angeles time, for the following purposes:

        1. To elect directors for the ensuing year.

        2. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

        The Board of Directors has determined that only holders of record of Common Stock and Depositary Shares ("Depositary Shares") Each Representing 1/1,000 of a Share of Equity Stock, Series A ("Equity Stock") at the close of business on March 15, 2000 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting. Each Depositary Share represents 1/1,000 of a share of Equity Stock, which has been deposited with BankBoston, N.A., as Depositary (the "Depositary").

        Please mark your vote on the enclosed Proxy/Instruction Card, then date, sign and promptly mail the Proxy/Instruction Card in the stamped return envelope included with these materials.

        Holders of record of Common Stock and Depositary Shares are cordially invited to attend the meeting in person. If a holder of Common Stock and/or Depositary Shares does attend and has already signed and returned the Proxy/Instruction Card, the holder may nevertheless change his or her vote at the meeting, in which case the holder's Proxy/Instruction Card will be disregarded. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy/Instruction Card, date, sign and return it.

                                By Order of the Board of Directors

                                      SARAH HASS, Secretary

Glendale, California
March 31, 2000

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 1, 2000

                                     GENERAL

        This Proxy Statement (first mailed to shareholders on or about April 10, 2000) is furnished in connection with the solicitation by the Board of Directors of Public Storage, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders to be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California at 1:00 p.m. Los Angeles time on May 1, 2000 or at any adjournment of the meeting. The purposes of the meeting are: (1) to elect ten directors of the Company; and (2) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

                                QUORUM AND VOTING

Record Date and Quorum
----------------------

        Only holders of record of Common Stock and Depositary Shares ("Depositary Shares") Each Representing 1/1,000 of a Share of Equity Stock, Series A ("Equity Stock") at the close of business on March 15, 2000 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. Each Depositary Share represents 1/1,000 of one share of Equity Stock. The Equity Stock has been deposited with BankBoston, N.A., as Depositary (the "Depositary"). On the Record Date, the Company had 125,412,257 shares of Common Stock issued and outstanding (before redemptions of 30,000 shares of Common Stock not reflected in the transfer agent's records as of the Record
Date) and 4,300,555 Depositary Shares, representing 4,300.555 shares of Equity Stock, issued and outstanding.

        The presence at the meeting in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Equity Stock, counted together as a single class, is necessary to constitute a quorum for the transaction of business.

Voting of Proxy/Instruction Card
--------------------------------

        If a Proxy/Instruction Card in the accompanying form is properly executed and is received before the voting, the persons designated as proxies will vote the shares of Common Stock represented thereby, if any, in the manner specified, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in the manner specified. If no specification is made, the shares of Common Stock represented by the Proxy/Instruction Card, if any, will be voted FOR the election as directors of the nominees named hereinafter, and the Depositary will abstain from voting the Equity Stock underlying the Depositary Shares represented by the Proxy/Instruction Card, if any. The persons designated as proxies and the Depositary reserve full discretion to cast votes for other persons if any of the nominees becomes unavailable to serve. A Proxy/Instruction Card is revocable by delivering a subsequently signed and dated Proxy/Instruction Card or other written notice to the Company or the Depositary at any time before the voting. A Proxy/Instruction Card may also be revoked if the person executing the Proxy/Instruction Card is present at the meeting and chooses to vote in person.

        Holders of Common Stock and holders of Equity Stock vote together as one class. With respect to the election of directors, (i) each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date and (ii) each holder of Equity Stock is entitled to cast as many votes as there are directors to be elected multiplied by 100 times the number of shares of Equity Stock registered in its name (equivalent to 1/10 the number of Depositary Shares registered in the holder's name). The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The ten candidates who receive the most votes will be elected directors of the Company. In voting upon any other proposal that might properly come before the meeting, each outstanding share of Common Stock entitles the holder to one vote and each outstanding share of Equity Stock entitles the holder to 100 votes (equivalent to 1/10 of a vote per Depositary Share).

                              ELECTION OF DIRECTORS

        Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy/Instruction Card is properly executed and returned before the voting, the persons designated as proxies will vote the shares of Common Stock represented thereby, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in the manner indicated on the Proxy/Instruction Card. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares of Common Stock and/or the shares of Equity Stock underlying Depositary Shares represented by a Proxy/Instruction Card voted for that nominee, will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

               Name                         Age             Director Since
               ----                         ---             --------------
         B. Wayne Hughes                     66                  1980
         Harvey Lenkin                       63                  1991
         Marvin M. Lotz                      57                  1999
         B. Wayne Hughes, Jr.                40                  1998
         Robert J. Abernethy                 60                  1980
         Dann V. Angeloff                    64                  1980
         William C. Baker                    66                  1991
         Thomas J. Barrack, Jr.              52                  1998
         Uri P. Harkham                      51                  1993
         Daniel C. Staton                    47                  1999

        B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of Board and sole Chief Executive Officer. Mr. Hughes was Chairman of the Board and Chief Executive Officer from 1990 until March 1998 of Public Storage Properties XI, Inc., which was renamed PS Business Parks, Inc. ("PSBP"), an affiliated REIT. From 1989-90 until the respective dates of merger, he was Chairman of the Board and Chief Executive Officer of 18 affiliated REITs that were merged into the Company between September 1994 and May 1998 (collectively, the "Merged Public Storage REITs"). Mr. Hughes has been active in the real estate investment field for over 30 years. He is the father of B. Wayne Hughes, Jr.

        Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin has been employed by the Company for 22 years. He has been a director of PSBP since March 1998 and was President of PSBP (formerly Public Storage Properties XI, Inc.) from 1990 until March 1998. Mr. Lenkin was President of the Merged Public Storage REITs from 1989-90 until the respective dates of merger and was also a director of one of those REITs, Storage Properties, Inc. ("SPI"), from 1989 until June 1996. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

        Marvin M. Lotz became a director of the Company in May 1999. Mr. Lotz has been a Senior Vice President of the Company since November 1995. He has had overall responsibility for the Company's mini-warehouse operations since 1988 and had overall responsibility for the Company's property acquisitions from 1983 until 1988.

        B. Wayne Hughes, Jr. became a director of the Company in January 1998. He has been employed by the Company since 1989 and has been Vice President - Acquisitions of the Company since 1992. Mr. Hughes, Jr. is involved in the coordination and direction of the Company's acquisition and development activities. He is the son of B. Wayne Hughes.

        Robert J. Abernethy, Chairman of the Audit Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy has been a director of the Company since its organization. He is a member of the board of trustees of Johns Hopkins University, a director of Marathon National Bank, a member of the California State Board of Education and a California Transportation Commissioner. Mr. Abernethy is a former member of the board of directors of the Los Angeles County Metropolitan Transportation Authority and the Metropolitan Water District of Southern California and a former Planning Commissioner and Telecommunications Commissioner and former Vice-Chairman of the Economic Development Commission of the City of Los Angeles.

        Dann V. Angeloff has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. The Angeloff Company has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company. Mr. Angeloff is the general partner of a limited partnership that owns a mini-warehouse operated by the Company and which secures a note owned by the Company. Mr. Angeloff has been a director of the Company since its organization. He is a director of AremisSoft Corporation, Balboa Capital Corporation, Compensation Resource Group, Nicholas/Applegate Growth Equity Fund, ReadyPac Produce, Inc., Royce Medical Company, topjobs.net plc and WorldxChange Communications, Inc. He was a director of SPI from 1989 until June 1996.

        William C. Baker, a member of the Audit Committee, became a director of the Company in November 1991. Since August 1998, he has been President of Meditrust Operating Company, a paired share real estate investment trust. From January 1999 until June 1999, Mr. Baker was President and Chief Executive Officer of Los Angeles Turf Club, Incorporated, which operates the Santa Anita Racetrack and is a wholly-owned subsidiary of Magna International Inc. From November 1997 until December 1998, he was Chairman of the Board and Chief Executive Officer of The Santa Anita Companies, Inc., a wholly-owned subsidiary of Meditrust Operating Company which then operated the Santa Anita Racetrack. From August 1996 until November 1997, Mr. Baker was Chairman of the Board and Chief Executive Officer of Santa Anita Operating Company and Chairman of the Board of Santa Anita Realty Enterprises, Inc., the companies which were merged with Meditrust in November 1997. From April 1993 through May 1995, he was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. From January 1992 through December 1995, Mr. Baker was Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. Since 1991, he has been Chairman of the Board of Coast Newport Properties, a real estate brokerage company. From 1976 to 1988, Mr. Baker was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. He is a director of Callaway Golf Company and Meditrust Operating Company.

        Thomas J. Barrack, Jr. became a director of the Company in February 1998. Mr. Barrack has been the Chairman and Chief Executive Officer of Colony Capital, Inc. since September 1991. Colony Capital, Inc. is one of the largest real estate investors in America, having acquired properties in the U.S., Europe and Asia. Prior to founding Colony Capital, Inc., from 1987 to 1991, Mr. Barrack was a principal with the Robert M. Bass Group, Inc., the principal investment vehicle for Robert M. Bass of Fort Worth, Texas. From 1985 to 1987, Mr. Barrack was President of Oxford Ventures, Inc., a Canadian-based real estate development company. From 1984 to 1985 he was Senior Vice President at E.F. Hutton Corporate Finance in New York. Mr. Barrack was appointed by President Ronald Reagan as Deputy Under Secretary at the U.S. Department of the Interior from 1982 to 1983. Mr. Barrack currently is a director of Continental Airlines, Inc. and Kennedy-Wilson, Inc.

        Uri P. Harkham became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women's clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles.

        Daniel C. Staton became a director of the Company in March 1999 in connection with the merger of Storage Trust Realty, a real estate investment trust, with the Company. Mr. Staton was Chairman of the Board of Trustees of Storage Trust Realty from February 1998 until March 1999 and a Trustee of Storage Trust Realty from November 1994 until March 1999. He is President of Walnut Capital Partners, an investment and venture capital company. Mr. Staton was the Chief Operating Officer and Executive Vice President of Duke Realty Investments, Inc. from 1993 to 1997 and a director of Duke Realty Investments, Inc. from 1993 until August 1999. From 1981 to 1993, Mr. Staton was a principal owner of Duke Associates, the predecessor of Duke Realty Investments, Inc. Prior to joining Duke Associates in 1981, he was a partner and general manager of his own moving company, Gateway Van & Storage, Inc. in St. Louis, Missouri. From 1986 to 1988, Mr. Staton served as president of the Greater Cincinnati Chapter of the National Association of Industrial and Office Parks.

Directors and Committee Meetings
--------------------------------

        The Board of Directors held seven meetings and the Audit Committee held three meetings during 1999. Each of the directors, except for Thomas J. Barrack, Jr., attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served, during 1999 (during the period that he served). The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors, to make recommendations to the Board of Directors regarding the appointment and retention of auditors and to administer the Company's stock option and incentive plans. The Company does not have a compensation or a nominating committee. Executive officers receive grants of awards under the Company's stock option and incentive plans only with the approval of the Audit Committee.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

        The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock ("Common Shares") or the Depositary Shares:

                                                                                     Depositary Shares Each
                                                                                     Representing 1/1,000 of
                                                                                     a Share of Equity Stock,
                                                     Shares of Common Stock          Series A
                                                     Beneficially Owned              Beneficially Owned
                                                     -------------------------       -------------------------

                                                      Number           Percent        Number           Percent
Name and Address                                      of Shares       of Class        of Shares       of Class
----------------                                      ---------       --------        ---------       --------

B. Wayne Hughes, B. Wayne Hughes, Jr., Tamara         38,085,570        30.4%         1,289,842         29.6%
  Hughes Gustavson, PS Orangeco, Inc., a
  California corporation ("PSOI")
701 Western Avenue,
Glendale, California  91201-2349,
PS Insurance Company, Ltd., a
  Bermuda corporation ("PSIC")
41 Cedar Avenue
Hamilton, Bermuda (1)

FMR Corp.                                             12,146,645         9.7%                --          --
82 Devonshire Street
Boston, Massachusetts 02109 (2)

----------------

(1) This information is as of March 30, 2000. The common stock of PSOI (representing approximately 5% of the equity) is owned one-third each by
        B. Wayne Hughes, Tamara Hughes Gustavson (an adult daughter of B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of B. Wayne Hughes), and the non-voting preferred stock of PSOI (representing approximately 95% of the equity) is owned by the Company. The stock of PSIC is owned approximately 45% by B. Wayne Hughes, 47% by Tamara Hughes Gustavson and 8% by B. Wayne Hughes, Jr. B. Wayne Hughes has voting and dispositive power with respect to 30,777 Common Shares and 1,000 Depositary Shares owned by PSOI, and B. Wayne Hughes and Tamara Hughes Gustavson share voting and dispositive power with respect to 301,032 Common Shares and 9,783 Depositary Shares owned by PSIC. B. Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr. and Tamara Hughes Gustavson (Tamara Hughes Gustavson beneficially owns an aggregate of 16,741,256 Common Shares and 1,192,323 Depositary Shares (exclusive of the shares owned by PSIC) or approximately 13.4% of the Common Shares and 27.4% of the Depositary Shares outstanding as of March 30, 2000). Each of the other persons listed above disclaims beneficial ownership of the shares owned by any other person listed above.

        The above table does not include 7,000,000 shares of the Company's Class B Common Stock which are owned by B. Wayne Hughes, Jr. and Tamara Hughes Gustavson. The Class B Common Stock is convertible into Common Stock on a share-for-share basis upon satisfaction of certain conditions, but in no event earlier than January 1, 2003.

(2) This information is as of December 31, 1999 and is based on a Schedule 13G (Amendment No. 6) filed by FMR Corp. (except that the percent shown in the table is based on the Common Shares outstanding at March 30,
        2000). As of December 31, 1999, FMR Corp. beneficially owned 12,146,645 Common Shares. This number includes 10,598,890 Common Shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940, and 1,547,755 Common Shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of various institutional accounts. FMR Corp. has sole voting power with respect to 1,442,655 Common Shares and sole dispositive power with respect to 12,146,645 Common Shares.

Security Ownership of Management
--------------------------------

        The following table sets forth information as of March 30, 2000 concerning the beneficial ownership of the Common Shares and the Depositary Shares of each director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1999 and all directors and executive officers as a group:

                                                                                  Depositary Shares Each
                                        Shares of Common Stock:                   Representing 1/1,000 of a Share
                                        Beneficially Owned(1)                     of Equity Stock, Series A
                                        Shares Subject to Options(2)              Beneficially Owned
                                        ------------------------------------      -------------------------------
Name                                    Number of Shares             Percent      Number of Shares        Percent
----                                    ----------------             -------      ----------------        -------

B. Wayne Hughes                         20,286,031(1)(3)              16.2%        63,597(1)(3)             1.5%

Harvey Lenkin                              601,089(1)(4)               0.5%        19,653(1)(4)             0.5%
                                           127,332(2)                  0.1%
                                           -------                     ----
                                           728,421                     0.6%

Marvin M. Lotz                              70,939(1)(5)                 *          2,304(1)(5)               *
                                           152,332(2)                  0.1%
                                           -------                     ----
                                           223,271                     0.2%

B. Wayne Hughes, Jr.                     1,058,283(1)(6)               0.8%        33,922(1)(6)             0.8%

Robert J. Abernethy                         64,901(1)                    *          2,109(1)                  *
                                            12,499(2)                    *
                                           -------                     ----
                                            77,400                       *

Dann V. Angeloff                            78,500(1)(7)                 *          2,713(1)(7)               *
                                             5,832(2)                    *
                                           -------                     ----
                                            84,332                       *

William C. Baker                            14,000(1)                    *            455(1)                  *
                                            10,832(2)                    *
                                           -------                     ----
                                            24,832                       *

Thomas J. Barrack, Jr.                   2,619,893(1)(8)               2.1%        85,146(1)(8)             2.0%
                                            10,833(2)                    *
                                         ---------                     ----
                                         2,630,726                     2.1%

Uri P. Harkham                             415,971(1)(9)               0.3%        13,515(1)(9)             0.3%
                                             3,332(2)                    *
                                           -------                     ----
                                           419,303                     0.3%

Daniel C. Staton                             1,458(1)                    *             47(1)                  *
                                            13,573(2)                    *
                                           -------                     ----
                                            15,031                       *

Carl B. Phelps                               8,626(1)(10)                *            278(1)(10)              *
                                            53,333(2)                    *
                                           -------                     ----
                                            61,959                       *

David Goldberg                             104,547(1)(11)                *          3,396(1)(11)              *
                                           153,166(2)                  0.1%
                                           -------                     ----
                                           257,713                     0.2%

All Directors and Executive             25,466,314(1)(3)(4)(5)                    232,339(1)(3)(4)(5)
 Officers as a Group                              (6)(7)(8)(9)                           (6)(7)(8)(9)
 (17 persons)                                     (10)(11)(12)        20.3%              (10)(11)(12)       5.3%
                                           800,326(2)                  0.6%
                                        ----------                     ----
                                        26,266,640                    20.8%

---------------
 *      Less than 0.1%

(1) Common Shares or Depositary Shares, as applicable, beneficially owned as of March 30, 2000. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of March 30, 2000, and portion of which will be vested within 60 days of March 30, 2000, of Common Shares subject to options granted to the named individuals or the group pursuant to the Company's stock option and incentive plans.

(3) The 20,286,031 Common Shares include 19,945,983 Common Shares held of record by the B. W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,427 and 1,423 Common Shares, held by custodians of IRAs for Mr. Hughes and Mrs. Hughes as to which each has investment power and 5,389 Common Shares held by Mrs. Hughes as to which she has investment power, and also includes 30,777 Common Shares held of record by PSOI as to which Mr. Hughes has voting and dispositive power and 301,032 Common Shares held of record by PSIC as to which Mr. Hughes and Tamara Hughes Gustavson share voting and dispositive power.

        The 63,597 Depositary Shares include 52,547 Depositary Shares held of record by the B.W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 46 and 46 Depositary Shares, held by custodians of IRAs for Mr. Hughes and Mrs. Hughes as to which each has investment power and 175 Depositary Shares held by Mrs. Hughes as to which she has investment power, and also includes 1,000 Depositary Shares held of record by PSOI as to which Mr. Hughes has voting and dispositive power and 9,783 Depositary Shares held of record by PSIC as to which Mr. Hughes and Tamara Hughes Gustavson share voting and dispositive power.

(4) The 601,089 Common Shares include 1,249 and 734 Common Shares, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 468 Common Shares held by Mrs. Lenkin, 1,079 and 154 Common Shares, held by Mrs. Lenkin as custodian for two sons and 107 Common Shares held by a custodian of an IRA for a son, and also includes 540,000 Common Shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

        The 19,653 Depositary Shares include 74 and 23 Depositary Shares, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 38 Depositary Shares held by Mrs. Lenkin, 72 and 13 Depositary Shares, held by Mrs. Lenkin as custodian for two sons and 3 Depositary Shares held by a custodian of an IRA for a son, and also includes 17,550 Depositary Shares held of record by the PSI Plan as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(5) The 70,939 Common Shares include 12,326 and 1,126 Common Shares held by custodians of IRAs for Mr. Lotz.

        The 2,304 Depositary Shares include 400 and 36 Depositary Shares held by custodians of IRAs for Mr. Lotz.

(6) The 1,058,283 Common Shares include 1,231 and 233 Common Shares, held by custodians of IRAs for Mr. Hughes, Jr. and Mrs. Hughes, Jr. as to which each has investment power, 344 Common Shares held by Mrs. Hughes, Jr., 8,506 and 3,390 Common Shares, held by Mr. Hughes, Jr. as custodian for a daughter and a son, 25,692 and 17,890 Common Shares held by Mrs. Hughes, Jr. as custodian for a daughter and a son and 11,348 Common Shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

        The 33,922 Depositary Shares include 40 and 7 Depositary Shares, held by custodians of IRAs for Mr. Hughes, Jr. and Mrs. Hughes, Jr. as to which each has investment power, 11 Depositary Shares held by Mrs. Hughes, Jr., 213 and 96 Depositary Shares, held by Mr. Hughes, Jr. as custodian for a daughter and a son, 772 and 581 Depositary Shares held by Mrs. Hughes, Jr. as custodian for a daughter and a son and 43 Depositary Shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

(7) The 78,500 Common Shares include 6,000 Common Shares held by a custodian of an IRA for Mr. Angeloff and 70,500 Common Shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

        The 2,713 Depositary Shares include 195 Depositary Shares held by a custodian of an IRA for Mr. Angeloff and 2,453 Depositary Shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

(8) Shares held of record by Colony PSA, LLC, a limited liability company of which Mr. Barrack is a controlling member.

(9) The 415,971 Common Shares include 348,140 Common Shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 44,132 Common Shares held by Mr. Harkham as trustee of Uri Harkham Trust, 1,440 Common Shares held by a custodian of an IRA for Mr. Harkham as to which he has investment power, 3,868, 4,519, 4,443, 4,616 and 4,716 Common Shares, held by Mr. Harkham as custodian for five of his children and 97 Common Shares held by a custodian of an IRA for a son.

        The 13,515 Depositary Shares include 11,314 Depositary Shares held by Harkham Industries, Inc., 1,434 Depositary Shares held by Mr. Harkham as trustee of Uri Harkham Trust, 46 Depositary Shares held by a custodian of an IRA for Mr. Harkham as to which he has investment power, 125, 146, 144, 150 and 153 Depositary Shares, held by Mr. Harkham as custodian for five of his children and 3 Depositary Shares held by a custodian of an IRA for a son.

(10) The 8,626 Common Shares include 6,330 Common Shares held by Mr. and Mrs. Phelps as trustee of Phelps Family Trust and 296, 1,000 and 1,000 Common Shares held by custodians of IRAs for Mr. Phelps.

        The 278 Depositary Shares include 205 Depositary Shares held by Mr. and Mrs. Phelps as trustee of Phelps Family Trust and 9, 32 and 32 Depositary Shares held by custodians of IRAs for Mr. Phelps.

(11) The 104,547 Common Shares include 7,199 Common Shares held by a custodian of an IRA for Mr. Goldberg and 4,260 Common Shares held by David Goldberg Profit Sharing Plan, and excludes 540,000 Common Shares held of record by the PSI Plan as to which Mr. Goldberg, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition; such shares are included under Mr. Lenkin above (see footnote 4).

        The 3,396 Depositary Shares include 233 Depositary Shares held by a custodian of an IRA for Mr. Goldberg and 138 Depositary Shares held by David Goldberg Profit Sharing Plan, and excludes 17,550 Depositary Shares held of record by the PSI Plan as to which Mr. Goldberg, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition; such shares are included under Mr. Lenkin above (see footnote 4).

(12) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

        The following tables set forth information as of March 30, 2000 concerning the remaining security ownership of each director of the Company, the Company's Chief Executive Officer, the four most highly compensated persons who were executive officers of the Company on December 31, 1999 and all directors and executive officers of the Company as a group:

                                                                                            Shares of Adjustable Rate
                                Shares of 10% Cumulative      Shares of 9.20% Cumulative    Cumulative Preferred Stock,
                                Preferred Stock, Series A     Preferred Stock, Series B     Series C
                                Beneficially Owned (1)        Beneficially Owned (1)        Beneficially Owned (1)
                                --------------------------    --------------------------    ---------------------------
                                Number                        Number                        Number
                                of Shares          Percent    of Shares          Percent    of Shares         Percent
                                ---------          -------    ---------          -------    ---------         -------


B. Wayne Hughes                       -              -               -              -             -             -
Harvey Lenkin                         -              -               -              -             -             -
Marvin M. Lotz                        -              -               -              -             -             -
B. Wayne Hughes, Jr.                  -              -             400 (1)(3)       *             -             -
Robert J. Abernethy                   -              -             225 (1)          *             -             -
Dann V. Angeloff                      -              -               -              -             -             -
William C. Baker                      -              -               -              -             -             -
Thomas J. Barrack, Jr.                -              -               -              -             -             -
Uri P. Harkham                        -              -               -              -             -             -
Daniel C. Staton                      -              -               -              -             -             -
Carl B. Phelps                        -              -               -              -             -             -
David Goldberg                        -              -               -              -           600 (1)(4)      *
All Directors and Executive       4,060 (1)(2)       0.2%        4,625 (1)(2)(3)    0.2%        600 (1)(4)      *
  Officers as a Group
  (17 persons)

                                Shares of 9.50% Cumulative    Shares of 10% Cumulative      Shares of 9.75% Cumulative
                                Preferred Stock, Series D     Preferred Stock, Series E     Preferred Stock, Series F
                                Beneficially Owned(1)         Beneficially Owned (1)        Beneficially Owned (1)
                                --------------------------    --------------------------    --------------------------
                                Number                        Number                        Number
                                of Shares          Percent    of Shares          Percent    of Shares         Percent
                                ---------          -------    ---------          -------    ---------         -------
B. Wayne Hughes                       -              -              -              -              -             -
Harvey Lenkin                         -              -              -              -              -             -
Marvin M. Lotz                        -              -              -              -              -             -
B. Wayne Hughes, Jr.                  -              -              -              -              -             -
Robert J. Abernethy                   -              -              -              -              -             -
Dann V. Angeloff                      -              -              -              -              -             -
William C. Baker                      -              -              -              -              -             -
Thomas J. Barrack, Jr.                -              -              -              -              -             -
Uri P. Harkham                        -              -              -              -              -             -
Daniel C. Staton                      -              -              -              -              -             -
Carl B. Phelps                        -              -              -              -              -             -
David Goldberg                        -              -              -              -              -             -
All Directors and Executive       6,800 (1)(2)       0.6%      13,100 (1)(2)       0.6%       8,600 (1)(2)      0.4%
  Officers as a Group
  (17 persons)

                                Depositary Shares,            Depositary Shares,
                                Each Representing 1/1,000     Each Representing 1/1,000
                                of a Share of 8-7/8%          of a Share of 8.45%
                                Cumulative Preferred Stock,   Cumulative Preferred Stock,
                                Series G                      Series H                      Class B Common Stock
                                Beneficially Owned (1)        Beneficially Owned(1)         Beneficially Owned(1)
                                ---------------------------   ---------------------------   -------------------------
                                Number                        Number                        Number
                                of Shares           Percent   of Shares           Percent   of Shares         Percent
                                ---------           -------   ---------           -------   ---------         -------
B. Wayne Hughes                       -               -             -               -               -           -
Harvey Lenkin                         -               -             -               -               -           -
Marvin M. Lotz                        -               -             -               -               -           -
B. Wayne Hughes, Jr.                  -               -             -               -       3,204,758 (1)      45.8%
Robert J. Abernethy                   -               -             -               -               -           -
Dann V. Angeloff                      -               -             -               -               -           -
William C. Baker                      -               -             -               -               -           -
Thomas J. Barrack, Jr.                -               -             -               -               -           -
Uri P. Harkham                        -               -             -                               -           -
Daniel C. Staton                      -               -             -               -               -           -
Carl B. Phelps                        -               -             -               -               -           -
David Goldberg                        -               -             -               -               -           -
All Directors and Executive       8,600 (1)(2)        0.1%      8,000 (1)(2)        0.1%    3,204,758 (1)      45.8%
  Officers as a Group
  (17 persons)

-----------------

*       Less than 0.1%

(1) Shares of 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, Adjustable Rate Cumulative Preferred Stock, Series C, 9.50% Cumulative Preferred Stock, Series D, 10% Cumulative Preferred Stock, Series E, 9.75% Cumulative Preferred Stock, Series F, Depositary Shares, each representing 1/1,000 of a Share of 8-7/8% Cumulative Preferred Stock, Series G, Depositary Shares, each representing 1/1,000 of Share of 8.45% Cumulative Preferred Stock, Series H, or Class B Common Stock, as applicable, beneficially owned as of March 30, 2000. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

(3) Shares held by Mr. Hughes, Jr. and Tamara Hughes Gustavson - Separate Property.

(4) Includes 500 shares held by a custodian of an IRA for Mr. Goldberg and 100 shares held by David Goldberg Profit Sharing Plan.

        As of March 30, 2000, the directors and executive officers of the Company did not own any shares of the Company's Depositary Shares, each representing 1/1,000 of a Share of 8-5/8% Cumulative Preferred Stock, Series I, Depositary Shares, each representing 1/1,000 of a Share of 8% Cumulative Preferred Stock, Series J, Depositary Shares, each representing 1/1,000 of a Share of 8 1/4% Cumulative Preferred Stock, Series K, Depositary Shares, each representing 1/1,000 of a Share of 8 1/4% Cumulative Preferred Stock, Series L, Depositary Shares Each Representing 1/1,000 of a Share of 8.75% Cumulative Preferred Stock, Series M, Equity Stock, Series AA or Equity Stock, Series AAA.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of any registered class of the Company's equity securities ("10% owners"), to file with the Securities and Exchange Commission ("SEC") initial reports (on Form 3) of ownership of the Company's equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company, the Company believes that, with respect to the fiscal year ended December 31, 1999, (i) Carl B. Phelps, an executive officer of the Company, filed one report on Form 4 which disclosed (in addition to transactions that were timely reported) one transaction that was not timely reported and (ii) B. Wayne Hughes, an executive officer and director of the Company, filed one report on Form 4 which disclosed (in addition to a transaction that was timely reported) one transaction that was not timely reported.

                                  COMPENSATION

Compensation of Executive Officers
----------------------------------

        The following table sets forth certain information concerning the annual and long-term compensation paid to B. Wayne Hughes, the Company's Chief Executive Officer, and the four most highly compensated persons who were executive officers of the Company on December 31, 1999 (the "Named Executive Officers") for 1999, 1998 and 1997.


                                                Summary Compensation Table (1)
                                                ------------------------------
                                                                                            Long-Term
                                                Annual Compensation                      Compensation
                             -------------------------------------------------------     ------------
                                                                                           Securities
        Name and                                                      Other Annual         Underlying          All Other
   Principal Position        Year        Salary          Bonus      Compensation (2)      Options (#)       Compensation (3)
   ------------------        ----        ------          -----      ----------------      -----------       ----------------

B. Wayne Hughes              1999     $  60,000(4)            --           $34,200               --              $1,800
   Chairman of the Board     1998        60,300(5)            --            27,500               --               1,800
   and Chief Executive       1997        65,700(6)            --            28,600               --               1,900
   Officer

Harvey Lenkin                1999       246,700(7)    $  175,500               (8)           60,000               4,700
   President                 1998       246,700(9)       150,500               (8)           22,000               4,700
                             1997       246,300(10)      150,500               (8)               --               4,700

Marvin M. Lotz               1999       214,600(11)      250,500               (8)           60,000               4,700
   Senior Vice President     1998       199,000          200,500               (8)           22,000               4,700
                             1997       199,000          150,500               (8)               --               4,700

Carl B. Phelps               1999       200,000          135,500                --           20,000               4,700
   Senior Vice               1998       200,000          135,500                --           75,000               4,700
   President(12)

David Goldberg               1999       175,000          150,500               (8)           60,000               4,700
   Senior Vice President     1998       175,000          150,500               (8)           22,000               4,700
   and General Counsel       1997       175,000          150,500               (8)               --               4,700

----------------

(1) Includes compensation paid by the Company and certain affiliated entities (PSBP and the Merged Public Storage REITs).

(2)     Other Annual Compensation consists solely of use of a company car.

(3) All Other Compensation consists solely of employer contributions to the Public Storage Profit Sharing Plan and Trust.

(4)     See "Employment Agreement" below.

(5) Includes $60,000 paid by the Company and $300 paid by PSBP and the Merged Public Storage REITs.

(6) Includes $60,000 paid by the Company and $5,700 paid by PSBP and the Merged Public Storage REITs.

(7) Includes $225,000 of salary and $21,700 of directors' fees and meeting fees (see "Compensation of Directors" below).

(8) Value did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(9) Includes $223,100 of salary and $21,700 of directors' fees and meeting fees paid by the Company and $1,900 of salary paid by PSBP and the Merged Public Storage REITs.

(10) Includes $191,900 of salary and $21,300 of directors' fees and meeting fees paid by the Company and $33,100 of salary paid by PSBP and the Merged Public Storage REITs.

(11) Includes $199,000 of salary and $15,600 of directors' fees and meeting fees.

(12)    Mr. Phelps joined the Company on January 2, 1998.

        The following table sets forth certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1999.

                                            Option Grants in Last Fiscal Year
                                            ---------------------------------
                                 Individual Grants
----------------------------------------------------------------------------------
                                                Percent                                    Potential Realizable
                               Number of       of Total                                      Value at Assumed
                                Securities     Options                                     Annual Rates of Share
                               Underlying     Granted to     Exercise                     Price Appreciation for
                                 Options     Employees in      Price    Expiration              Option Term
Name                           Granted (#)    Fiscal Year      ($/Sh)      Date              5%             10%
----------------------------------------------------------------------------------      ---------------------------

B. Wayne Hughes                    --            --           --            --                 --             --

Harvey Lenkin                    20,000          1.6%        $28.875      05/08/09      $  363,825      $   918,225
                                 40,000          3.2%        $23.3125     11/12/09         587,475        1,482,675

Marvin M. Lotz                   20,000          1.6%        $28.875      05/08/09         363,825          918,225
                                 40,000          3.2%        $23.3125     11/12/09         587,475        1,482,675

Carl B. Phelps                   10,000          0.8%        $28.875      05/08/09         181,913          459,113
                                 10,000          0.8%        $23.3125     11/12/09         146,869          370,669

David Goldberg                   20,000          1.6%        $28.875      05/08/09         363,825          918,225
                                 40,000          3.2%        $23.3125     11/12/09         587,475        1,482,675

        All options granted in 1999 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

        The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1999.

                      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                      ---------------------------------------------------------------------------------
                                                                   Number of             Value of Unexercised
                            Shares                           Securities Underlying           In-the-Money
                           Acquired          Value            Unexercised Options             Options at
     Name               on Exercise(#)    Realized($)        at December 31, 1999          December 31, 1999(1)
     ----               --------------    -----------     --------------------------    --------------------------
                                                          Exercisable  Unexercisable    Exercisable  Unexercisable
                                                          -----------  -------------    -----------  -------------

B. Wayne Hughes                  --              --              --              --             --             --

Harvey Lenkin                    --              --         117,333          74,667      $  319,688            --

Marvin M. Lotz                   --              --         164,833          74,667         490,781            --

Carl B. Phelps                   --              --          25,000          70,000              --            --

David Goldberg               15,000        $210,107         143,167          74,667         522,141            --

--------------

(1) Based on closing price of $22.6875 per share of Common Stock on December 31, 1999, as reported by the New York Stock Exchange. On March 29, 2000, the closing price per share of Common Stock as reported by the New York Stock Exchange was $21.75.

Compensation of Directors
-------------------------

        Each of the Company's directors, other than B. Wayne Hughes, receives director's fees of $19,000 per year plus $450 for each meeting attended. In addition, each of the members of the Audit Committee (other than the chairman, who receives $900 per meeting) receives $450 for each meeting of the Audit Committee attended. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive grants of options under the Company's 1996 Stock Option and Incentive Plan (and B. Wayne Hughes, Harvey Lenkin, Marvin M. Lotz and B. Wayne Hughes, Jr. are eligible to receive grants of options and/or restricted stock thereunder) as described below. Under the 1996 Stock Option and Incentive Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year.

Employment Agreement
--------------------

        B. Wayne Hughes, the Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company in November 1995 in connection with the merger of Public Storage Management, Inc. into the Company. This agreement is for a term of five years (ending in November
2000) and provides for annual compensation of $60,000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company does not have a compensation committee. Executive officers receive grants of awards under the Company's stock option and incentive plans only with the approval of the Audit Committee. The members of the Audit Committee are Robert J. Abernethy and William C. Baker.

        Messrs. Hughes, Lenkin, Lotz and Hughes, Jr., who are officers of the Company, are members of the Board of Directors.

Certain Relationships and Related Transactions
----------------------------------------------

        Sale of Partnership Interests to Affiliate. In March 1999, the
Company sold to B. Wayne Hughes 1/10 of the Company's 1% general partner equity interest in PS Partners II, Ltd. ("Partners 2"), a California limited partnership whose general partners are the Company and B. Wayne Hughes, for a purchase price of $90,117 in cash. The transaction was approved by the Company's disinterested directors and the purchase price was based on an independent appraisal of Partners 2's properties.

        In July 1999, the Company sold to B. Wayne Hughes 1/10 of the Company's 1% general partner equity interest in PS Partners III, Ltd. ("Partners 3"), a California limited partnership whose general partners are the Company and B. Wayne Hughes, for a purchase price of $70,465 in cash. The transaction was approved by the Company's disinterested directors and the purchase price was based on an independent appraisal of Partners 3's properties.

        Development Joint Venture with Affiliate. In November 1999, the Company, through wholly owned entities ("PSA"), formed a joint venture (the "Development JV") to develop and own approximately $100 million of mini-warehouses and $100 million of shares of the Company's Equity Stock, Series AAA. The partners of the Development JV are PSA and a limited liability company (the "Investor LLC"). The members of the Investor LLC are a state pension plan (the "Investor") and B. Wayne Hughes ("Hughes"). The Development JV was capitalized with $200 million; PSA contributed $102 million and has a 51% ownership interest and the Investor LLC contributed $98 million and has a 49% ownership interest. The capital contributions were used to fund $100 million of mini-warehouse development and $100 million was used to purchase the Equity Stock, Series AAA. The term of the Development JV is 15 years. The Investor LLC has the right at the end of the sixth year to cause an early termination of the Development JV. Operating cash flow from the Development JV is distributed as follows: (1) during the first through sixth years of the Development JV, (a) 100% to the Investor LLC until the Investor LLC has received cumulative distributions equal to a 10% compounded return on its investment and (b) then, 100% to be reinvested by the Development JV; and (2) during the seventh through the 15th years of the Development JV, (a) 100% to the Investor LLC until the Investor LLC has received cumulative distributions equal to a 10% compounded return on its investment as determined through the first six years, (b) then, 100% to PSA until PSA has received cumulative distributions equal to a 10% compounded return on its investment as determined through the first six years and (c) then, 49% to the Investor LLC and 51% to PSA. The total capitalization of the Investor LLC is $98 million, of which $64.043 million was contributed by Hughes in exchange for his interest and $33.957 million was contributed by the Investor in exchange for its interest. Operating cash flow from the Investor LLC is distributed as follows: (1) 100% to Hughes until Hughes has received cumulative distributions equal to a 7.9972% compounded annual return on Hughes' unreturned investment and (2) then, 99% to the Investor and 1% to Hughes (Hughes' 1% interest is estimated to be less than $50,000 per year). Hughes invested in the Investor LLC at the request of the Investor, and the transaction was approved by the Company's disinterested directors based on advice from a financial advisor.

        Purchase of Partnership Interests from Affiliate. In March 2000, the Company acquired by merger the capital stock of PSI One, Inc. ("PSI One"), a California corporation which was owned by B. Wayne Hughes, trustee of B.W. Hughes Living Trust. PSI One owned an equity interest in two partnerships. The price for the capital stock of PSI One was 52,547 Depositary Shares Each Representing 1/1,000 of a Share of Equity Stock, Series A. The transaction was approved by the Company's disinterested directors.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

        Subject to certain considerations applicable to the Chief Executive Officer as discussed below, the Company pays its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock. Currently, grants of options to executive officers are made under the 1996 Stock Option and Incentive Plan (the "1996 Plan").

        Cash Compensation. Base salary levels are based generally (other than in the case of the Chief Executive Officer) on market compensation rates and each individual's role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer.

        The Chief Executive Officer's base compensation is established in his employment agreement at $60,000 per year. The compensation paid to the Chief Executive Officer is less than that paid to the chief executive officers of other publicly traded REITs and reflects the judgment of the Board of Directors and the Chief Executive Officer that the Chief Executive Officer's performance is rewarded primarily through his significant equity stake in the Company.

        The Company bases its payment of annual bonuses on corporate, business unit and individual performance. In establishing individual bonuses, the Company takes into account the Company's overall profitability, the Company's internal revenue growth, the Company's revenue growth due to acquisitions, and the executive officer's contribution to the Company's growth and profitability.

        Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. The Company did not grant any options to the Chief Executive Officer during 1999. Options were granted to the other named executive officers as reflected above in the table captioned "Option Grants in Last Fiscal Year." The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

        The 1996 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 1999.

          BOARD OF DIRECTORS              AUDIT COMMITTEE

          B. Wayne Hughes                 Robert J. Abernethy (Chairman)
          Harvey Lenkin                   William C. Baker
          Marvin M. Lotz
          B. Wayne Hughes, Jr.
          Robert J. Abernethy
          Dann V. Angeloff
          William C. Baker
          Thomas J. Barrack, Jr.
          Uri P. Harkham
          Daniel C. Staton

                          STOCK PRICE PERFORMANCE GRAPH

        The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 1999 to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
           Public Storage, Inc., S&P 500 Index and NAREIT Equity Index
                      December 31, 1994 - December 31, 1999

                        [PERFORMANCE GRAPH APPEARS HERE]

MEASUREMENT PERIOD            PUBLIC                                  NAREIT
(FISCAL YEAR COVERED)         STORAGE, INC.        S&P 500            EQUITY
---------------------         -------------        -------            ------

Measurement Pt. 12/31/94        $100.00            $100.00           $100.00

FYE 12/31/95                     138.88             137.58            115.27

FYE 12/31/96                     235.42             169.17            155.92

FYE 12/31/97                     229.84             225.60            187.51

FYE 12/31/98                     218.45             290.08            154.69

FYE 12/31/99                     189.63             351.12            147.54

                              INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 2000.

        It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                                  ANNUAL REPORT

        The Company has filed, for its fiscal year ended December 31, 1999, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any holder of Common Stock or Depositary Shares as of March 15, 2000, who represents in such request that he or she was the record or beneficial owner of the Company's Common Stock or Depositary Shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any holder of Common Stock or Depositary Shares a copy of the exhibits to the Annual Report. Requests should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349.

                            EXPENSES OF SOLICITATION

        The Company will pay the cost of soliciting Proxy/Instruction Cards. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxy/Instruction Cards by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxy/Instruction Cards, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

               DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      CONSIDERATION AT 2001 ANNUAL MEETING

        Any proposal that a holder of Common Stock or Depositary Shares wishes to submit for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Shareholders ("2001 Proxy Statement") pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 15, 2000. In addition, notice of any proposal that a holder of Common Stock or Depositary Shares wishes to propose for consideration at the 2001 Annual Meeting of Shareholders, but does not seek to include in the Company's 2001 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 28, 2001 if the proposing holder of Common Stock or Depositary Shares wishes for the Company to describe the nature of the proposal in its 2001 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2001 Annual Meeting of Shareholders should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349.

                                  OTHER MATTERS

        The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies in the accompanying Proxy/Instruction Card will vote the shares of Common Stock represented thereby, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in accordance with their best judgment on such matters.

        You are urged to vote the accompanying Proxy/Instruction Card and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

                                  By Order of the Board of Directors

                                        SARAH HASS, Secretary

Glendale, California
March 31, 2000

                                                          PROXY/INSTRUCTION CARD

                              PUBLIC STORAGE, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

              This Proxy/Instruction Card is Solicited on Behalf of
                             the Board of Directors

        The undersigned, a record holder of Common Stock of Public Storage, Inc. and/or Depositary Shares ("Depositary Shares") Each Representing 1/1,000 of a Share of Equity Stock, Series A ("Equity Stock") of Public Storage, Inc., hereby
(i) appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock held of record by the undersigned on March 15, 2000, at the Annual Meeting of Shareholders to be held on May 1, 2000, and any adjournments thereof and/or (ii) authorizes and directs BankBoston, N.A. (the "Depositary"), through its nominee(s), to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares held of record by the undersigned on March 15, 2000, at the Annual Meeting of Shareholders to be held on May 1, 2000, and any adjournments thereof.

        In their discretion, the Proxies and/or the Depositary are authorized to vote upon such other business as may properly come before the meeting.

        THE PROXIES WILL VOTE ALL SHARES OF COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED AND/OR THE DEPOSITARY WILL VOTE ALL EQUITY STOCK UNDERLYING THE DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE, AND THE DEPOSITARY WILL ABSTAIN FROM VOTING SUCH EQUITY STOCK.

   CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE
                                                                     SIDE
                                                                 -----------

 X  Please mark votes as in this example.
---
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO BOSTON EQUISERVE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 9381, BOSTON, MA 02205-9381.

1.      Election of Directors

        Nominees: B. Wayne Hughes, Harvey Lenkin, Marvin M. Lotz, B. Wayne Hughes, Jr., Robert J. Abernethy, Dann V. Angeloff, William C. Baker, Thomas J. Barrack, Jr., Uri P. Harkham and Daniel C. Staton.

               FOR                         WITHHELD
               ALL                         FROM ALL
        ___    NOMINEES              ___   NOMINEES

        ___    ________________________________________
                For all nominees except as noted above

2. Other matters: In their discretion, the Proxies and/or the Depositary are authorized to vote upon such other business as may properly come before the meeting.

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT    _____

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 2000.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.


Signature:_______________Date:__________Signature:_______________Date:__________